Exhibit 1.1

TSAKOS ENERGY NAVIGATION LIMITED

2,000,000 Shares

8.00% Series B Cumulative Redeemable Preferred Shares

$1.00 Par Value Per Share

(Liquidation Preference $25.00 per share)

UNDERWRITING AGREEMENT

May 2, 2013

INCAPITAL LLC

1800 N. MILITARY TRAIL SUITE 400

BOCA RATON, FL 33431

DNB MARKETS, INC.

200 PARK AVENUE, 31ST FLOOR

NEW YORK, NY 10166

AS REPRESENTATIVES OF THE SEVERAL UNDERWRITERS

Dear Sirs:

1. Introductory. Tsakos Energy Navigation Limited, a Bermuda corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters 2,000,000 shares (the “Firm Securities”) of its 8.00% Series B Cumulative Redeemable Preferred Shares, $1.00 par value, with a liquidation preference of $25.00 per share (the “Series B Preferred Shares”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 300,000 additional Series B Preferred Shares (the “Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. The Offered Securities shall have the rights, powers and preferences set forth in the Certificate of Designation in respect of the Series B Preferred Shares (the “Certificate of Designation”).

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission (as defined below) a registration statement on Form F-3 (No. 333-184042), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 3:45 PM (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any

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untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement.

(d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Series B Preferred Shares, all as described in Rule 405.

(e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated April 29, 2013, including the base prospectus, dated October 30, 2012 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly

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notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) Good Standing of the Company. The Company is validly existing and in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, other than where the failure to be so qualified or in good standing would not result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, management, consolidated financial position, stockholders’ equity or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(h) Subsidiaries. Each subsidiary of the Company has been duly incorporated, has duly issued its shares of capital stock and is existing and in good standing under the laws of the jurisdiction of its incorporation, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(i) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued in accordance with the Certificate of Designation, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder; and, except as described in the General Disclosure Package, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options and there are no restrictions on subsequent transfer of the Series B Preferred Shares under the laws of Bermuda and the United States.

(j) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(k) Registration Rights. Except as disclosed in the General Disclosure Package and as described on Schedule D, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a

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registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).

(l) [Intentionally Omitted].

(m) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court or any stock exchange authorities having jurisdiction over the Company or any of its subsidiaries) is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained, or made and such as may be required under state securities laws, the Act, the Rules and Regulations or laws of Bermuda.

(n) Ownership of Vessels. Except as disclosed in the General Disclosure Package, all the vessels described therein are owned directly by the Company’s subsidiaries. The Company does not hold any equity interest in any other person other than its subsidiaries.

(o) Title to Property. The Company owns no real property and except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all material properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(p) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Memorandum of Association or Bye-laws of the Company or any of its subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q) Absence of Existing Defaults and Conflicts. Except with respect to violations or defaults for which the Company or any of its subsidiaries have received waivers effective as of the date hereof (true and correct copies of such waivers having been provided to the Underwriters’ representatives), and except as set forth on Schedule 2(q), neither the Company nor any of its subsidiaries is in violation of its respective Memorandum of Association, Bye-laws or similar organizational documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is

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subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of a Debt Repayment Triggering Event with respect to any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, and to the knowledge of the Company, no such notice of a Debt Repayment Triggering Event is contemplated or threatened.

(r) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(s) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of all appropriate certificates, authorizations, franchises, licenses and permits (“Licenses”) and have made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(t) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(u) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(v) Environmental Laws. Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of, or is required to incur any capital or other expenditures to comply with, any applicable treaty, law, statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, including any applicable regulations and standards adopted by the International Maritime Organization, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment, exposure to hazardous or toxic substances or health and safety (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any release, spill, disposal or contamination of or by hazardous or toxic substances (including petroleum and petroleum products) pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and to the knowledge of the Company, there are no other facts or circumstances that might reasonably be expected to lead to such a violation, liability or claim. The Company and its subsidiaries (i) have received all permits, licenses, certificates and other approvals required of them under applicable environmental laws to conduct their respective businesses and (ii) are in compliance with all terms and conditions of any such permit, license, certificate or approval, except where such failure to receive required permits, licenses, certificates or other approvals or failure to comply with the terms and conditions of such permits, licenses, certificates or approvals would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company, its subsidiaries or their respective properties is subject to any pending proceeding pursuant to environmental law to which a governmental agency or body is a party that is reasonably likely to result in monetary sanctions of $100,000 or more.

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(w) Environmental Compliance Evaluations. In the ordinary course of its business, the Company conducts a periodic review of the effect of environmental laws on the business, operations and properties of the Company and its subsidiaries, and, in the course of such review, it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up or for compliance with environmental laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(x) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Tax Considerations”, “Description of Series B Preferred Shares”, and “Description of Share Capital”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(y) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(z) [Intentionally Omitted].

(aa) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(bb) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. Generally Accepted Accounting Principles, including, but not limited to, internal accounting controls sufficient to

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provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed in the General Disclosure Package, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(dd) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(ee) Financial Statements. The financial statements included in the Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with the Generally Accepted Accounting Principles in the United States, applied on a consistent basis.

(ff) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(gg) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(hh) Accountants. Ernst & Young (Hellas) Certified Auditors Accountants S.A., who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act.

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(ii) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(jj) PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.

(kk) Payments in Foreign Currency. Except as disclosed in the General Disclosure Package, under current laws and regulations of Bermuda and Greece and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of Bermuda and Greece and all such payments made to holders thereof or therein who are non-residents of Bermuda and Greece will not be subject to income, withholding or other taxes under laws and regulations of Bermuda and Greece or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Bermuda and Greece or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Bermuda and Greece or any political subdivision or taxing authority thereof or therein.

(ll) No Restrictions. There are no restrictions on subsequent transfers of the Series B Preferred Shares under the laws of Bermuda and the United States.

(mm) Sanctions Law and Regulations. Each of the Company, its subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable Federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, the Syria Accountability and Lebanese Sovereignty Act and the Comprehensive Iran Sanctions Accountability and Divestment Act, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

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(nn) OFAC. None of the Company or any subsidiary or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary or joint venture partner of the Company or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo) Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package.

(pp) Certain and Related Transactions. No relationship, direct or indirect, exists between or among the Company or any or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement and the General Disclosure Package which is not so described.

(qq) Transfer Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of any Underwriter to Greece or Bermuda or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Offered Securities to or for the account of any Underwriter or the sale and delivery by any Underwriter of the Offered Securities to the initial purchasers thereof.

(rr) Tax Filings. Except as would not cause a Material Adverse Effect, the Company and its subsidiaries have filed all U.S. Federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) shown by such returns or otherwise assessed, which are due and payable, except for any such taxes, assessments, fines or penalties currently being contested in good faith and for which they have provided adequate reserves; and there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.125 per share, the number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities through the facilities of DTC for the accounts of the several Underwriters against payment of the purchase price by the Underwriters in Federal (same day)

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funds by wire transfer to an account specified by the Company and at a bank acceptable to the Representatives. The documents to be delivered hereunder shall be delivered at the office of Cravath, Swaine & Moore LLP, at 10:00 a.m., New York time, on May 10, 2013, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price of $24.125 per share to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date through the facilities of DTC for the account of the several Underwriters against payment of the purchase price by the several Underwriters in Federal (same day) funds by wire transfer to an account specified by the Company and at a bank acceptable to the Representatives. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the

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threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or any dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(g) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the Financial Industry Regulatory Authority (including filing

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fees and the fees and expenses of counsel for the Underwriters relating to such review, which fees and expenses of counsel shall not exceed $10,000), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k) Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(l) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to any preferred shares or any securities convertible into or exchangeable or exercisable for any preferred shares (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period

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beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives and each individual subject to the restricted period pursuant to the lock-up letters described in Section 7(h) with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(m) XBRL Filings. The Company will timely file the interactive data in eXtensible Business Reporting Language as required by the Exchange Act, fairly presenting the information called for in all material respects and prepared in accordance with the Rules and Regulations and guidelines applicable thereto.

(n) The Company shall use commercially reasonable efforts to effect the admission, listing and trading of the Offered Securities on The New York Stock Exchange within 30 days of the Closing Date.

6. Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) Term Sheets. The Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young (Hellas) Certified Auditors Accountants S.A. confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule C hereto (except that, in any letter dated as of a Closing Date, the specified date referred to in Schedule C hereto shall be a date no more than three days prior to such Closing Date).

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(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c) Filing of Certificate of Designation. The Certificate of Designation shall have been filed with the Registrar of Companies of Bermuda, and the Registrar of Companies will have accepted, the Certificate of Designation in respect of the Series B Preferred Shares.

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act, or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S. or Bermuda or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(e) Opinion of Counsel for Company. The Representatives shall have received the following legal opinions and letters:

(i) Morgan, Lewis & Bockius LLP, special U.S. counsel for the Company, in the form attached as Exhibit A-1;

(ii) Mello Jones & Martin, Bermuda counsel for the Company, in the form attached as Exhibit A-2;

(iii) Thomas K. Zafiras, Greek counsel of the Company, in the form attached as Exhibit A-3;

(iv) Holman Fenwick & Willan LLP, English counsel for the Company, in the form attached as Exhibit A-4;

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(v) Seward & Kissel LLP, special Liberian counsel of the Company, in the form attached as Exhibit A-5;

(vi) Morgan and Morgan, Panamanian counsel to the Company, in the form attached as Exhibit A-6; and

(vii) McKinney Maritime Limited, Bahamian counsel to the Company, in the form attached as Exhibit A-7.

(f) Opinion of Counsel for Underwriters. The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h) New York Stock Exchange. Subsequent to the Closing Date, an application shall have been made for the admission, listing and trading of the Offered Securities on The New York Stock Exchange and, as of the Closing Date, the Company shall not be aware of any reason such application would not be received within 30 days of the Closing Date, and satisfactory evidence of such shall have been provided to the Representatives.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation,

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investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2(b) hereof, may permit indemnification for liabilities under the Act, the Exchange Act, other Federal or state statutory law or regulation of any person who is an Underwriter or a partner or controlling person of an Underwriter within the meaning of Section 15 of the Act and who, at the date hereof, is a director, officer or controlling person of the Company, the Company has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the Act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any and all losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the fourth paragraph, the ninth paragraph, the twelfth paragraph and foreign jurisdiction selling legends under the caption “Underwriting.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and

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provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated

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to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives at Incapital LLC, 200 S. Wacker Drive, Suite 3700, Chicago, IL 60606, Attention: A. Brad Busscher, Esq. (Fax: 312-379-3701) and DNB Markets, Inc., 200 Park Avenue, 31st Floor, New York, NY 10166, Attention: Andrew Durch, Esq. (Fax: 212-681-4121), with a copy for information purposes only to Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 (Fax: 212-474-3700), Attention: William P. Rogers Jr., Esq., or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 367 Syngrou Avenue, 175 64 P. Faliro, Athens, Greece, Attention: Chief Financial Officer (Fax: 011.30210.9407716), with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, Attention: Stephen P. Farrell, Esq. (Fax: 212-309-6001); provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

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15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Morgan, Lewis & Bockius LLP, New York, New York, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter

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against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

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If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

TSAKOS ENERGY NAVIGATION LIMITED

By:	/s/ PAUL DURHAM
Name:	PAUL DURHAM
Title:	CFO

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DNB MARKETS, INC.

By:
Name:
Title:

INCAPITAL LLC

Each acting on behalf of itself and as a Representative of the several Underwriters.

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DNB MARKETS, INC.

By:	/s/ Jae Kwon
Name:	Jae Kwon
Title:	Managing Director

INCAPITAL LLC

By:
Name:
Title:

Each acting on behalf of itself and as a Representative of the several Underwriters.

SCHEDULE A

Underwriter	Number of Firm Securities
INCAPITAL LLC	880,000
DNB MARKETS, INC.	880,000
CIS CAPITAL MARKETS LLC	200,000
BROCK SECURITIES LLC	40,000

Total	2,000,000

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

A.	Pricing Term Sheet dated May 2, 2013.

SCHEDULE C

Form of Ernst & Young (Hellas) Certified Auditors Accountants S.A. Comfort Letter

This draft is furnished solely for the purpose of indicating the form of the letter that we would expect to be able to furnish [DNB Markets, Inc. and Incapital LLC] in response to their request, the matters expected to be covered in the letter, and the nature of the procedures which we would expect to carry out with respect to such matters. Based on our discussions with [DNB Markets, Inc. and Incapital LLC], it is our understanding that the procedures outlined in this draft letter are those they wish us to follow. Unless [DNB Markets, Inc. and Incapital LLC], inform us otherwise, we shall assume there are no additional procedures they wish us to follow. We assume that the procedures outlined in this draft are sufficient for the client and its directors’ purposes. The text of the letter itself will depend, of course, upon the results of the procedures, which we would not expect to complete until shortly before the letter is given and in no event before the cutoff date indicated therein. The restrictions expressed in the concluding paragraph apply to this draft.

May [2], 2013

The Board of Directors of

Tsakos Energy Navigation Limited

367 Syngrou Avenue

175 64 Palaio Faliro

Athens, Greece

And

DNB Markets, Inc.

200 Park Avenue, 31st Floor

New York, NY 10166

Incapital LLC

1800 N. Military Trail Suite 400

Boca Raton, Fl 33431

As Representatives of the several Underwriters

Dear Sirs,

We have audited the consolidated balance sheets of Tsakos Energy Navigation Limited and subsidiaries (collectively the “Company”) as of December 31, 2012 and 2011, and the consolidated statements of operations, comprehensive income/loss, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2012, all included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2012 and incorporated by reference in the Registration Statement (No. 333-184042) on Form F-3 filed by the Company under the Securities Act of 1933 (the “Act”); our report with respect thereto is also incorporated by reference in such Registration Statement as amended on October 25, 2012 and the Prospectus Supplement dated May [2], 2013, collectively referred to herein as the “Registration Statement”.

Also, we have audited the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012 as indicated in our report dated April 29, 2013, which is incorporated by reference in the Registration Statement.

In connection with the Registration Statement:

1.	We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

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2.	In our opinion, the consolidated financial statements audited by us and included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2012 and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules and regulations adopted by the SEC.

3.	We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2012. We also have not audited the effectiveness of the Company’s internal control over financial reporting as of any date subsequent to December 31, 2012. The purpose (and therefore the scope) of our audit for the year ended December 31, 2012 was to enable us to express our opinion on: (i) the consolidated financial statements at December 31, 2012 and for the year then ended, but not on the financial statements for any interim period within such year and (ii) the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012 but not on the effectiveness of the Company’s internal control over financial reporting as of any date or for any period within the year ended December 31, 2012. Therefore, we are unable to express and do not express an opinion on the financial position, results of operations or cash flows as of any date or for any period within the year ended December 31, 2012 or subsequent to December 31, 2012; or on the effectiveness of the Company’s internal control over financial reporting as of any date or for any period within the year ended December 31, 2012 or subsequent to December 31, 2012.

4.	For purposes of this letter, we have read the 2013 minutes of meetings of the stockholders, the Board of Directors, and Committees of Directors, including the Audit Committee, of the Company and its subsidiaries as set forth in the minutes books through May [1], 2013, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein (our work did not extend to May [2], 2013).

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

3

5.	With respect to the period from January 1, 2013 to May [1], 2013, Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to December 31, 2012 are available. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether:

(i)	at May [1], 2013, there was any change in the capital stock or increase in consolidated long-term debt of the Company as compared with the amounts shown on the December 31, 2012 consolidated balance sheet incorporated by reference in the Registration Statement, and those officials stated that, at May [1], 2013, there was no change in the capital stock and there was an increase of [$92.0 million] in consolidated long-term debt of the Company, which was offset by scheduled principal payments of [$66.5 million], as compared with amounts shown on the December 31, 2012, consolidated balance sheet incorporated by reference in the Registration Statement. On the basis of these inquiries, and our reading of the minutes as described in paragraph 4 above, nothing came to our attention that caused us to believe that there was any such change in the capital stock or increase in consolidated long-term debt, except as described in this item (i); and

(ii)	for the period from January 1, 2013 to May [1], 2013, there were any decreases, as compared to the corresponding period in the preceding year, in consolidated net income; those officials were unable to respond to our inquiries regarding any decreases for the period from January 1, 2013 to May [1], 2013, as compared with the corresponding period in the preceding year, in consolidated net income because no financial statements for either the period from January 1, 2013 to May [1], 2013 or the corresponding period in the preceding year were available.

6.	At your request, we have also read the items identified by you on the attached copy of pages from the Prospectus Supplement dated May [2], 2013 and the Company’s Annual Report on Form 20-F for the year ended December 31, 2012 incorporated by reference in the Registration Statement and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

A.	We compared the dollar and other amounts to the amounts in the audited consolidated financial statements described in the introductory paragraph of this letter or, for prior years, included in the Company’s annual reports on Form 20-F for the years ended December 31, 2011, 2010 and 2009 to the extent such amounts are included in or can be derived from such statements and found them to be in agreement after giving effect to rounding, if applicable.

B.	We compared the dollar and other amounts not derived directly from the audited consolidated financial statements described in 6.A above, to amounts in the Company’s accounting records to the extent such amounts could be so compared directly and found them to be in agreement after giving effect to rounding, if applicable.

4

C.	We compared the dollar and other amounts not derived directly from the audited consolidated financial statements described in 6.A above, or that could not be compared directly to the Company’s accounting records, to amounts in analyses prepared by the Company from its accounting records and found them to be in agreement after giving effect to rounding, if applicable.

D.	We proved the arithmetic accuracy of the percentages or amounts based on the data in the above-mentioned financial statements, accounting records, or analyses.

E.	We proved the arithmetic accuracy of the percentages or amounts based on the data in the above-mentioned financial statements, accounting records, and analyses. It should be understood that (1) we make no representations regarding the Company’s determination or presentation of the non-GAAP measure of profitability (TCE) and (2) we make no comment as to the component(s) of the percentages or amounts related to number of vessels, vessel operating capacity, representative operating expenses for bareboat charters, vessel type, or other operational data. It should be noted that TCE is not a measure of operating performance or liquidity defined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the Company’s definition, calculation or presentation of TCE, its manner of presentation or its appropriateness or usefulness for any purposes.

F.	We proved the arithmetic accuracy of the percentages or amounts based on the data in the above-mentioned financial statements, accounting records, and analyses. It should be understood that (1) we make no representations regarding the Company’s determination or presentation of the non-GAAP measures of debt to capital ratio, and (2) we make no comment as to the component(s) of the percentages or amounts used therein. It should be noted that debt to capital ratio is not a measure of operating performance or liquidity defined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the Company’s definition, calculation or presentation of debt to capital ratio, its manner of presentation or its appropriateness or usefulness for any purposes.

G.	We proved the arithmetic accuracy of the percentages or amounts based on the data in the above-mentioned financial statements, accounting records, and analyses. It should be understood that (1) we make no representations regarding the Company’s determination or presentation of the non-GAAP measures of return on opening equity, and (2) we make no comment as to the component(s) of the percentages or amounts used therein. It should be noted that return on opening equity is not a measure of operating performance or liquidity defined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the Company’s definition, calculation or presentation of return on opening equity, its manner of presentation or its appropriateness or usefulness for any purposes.

5

H.	We proved the arithmetic accuracy of the percentages or amounts based on the data in the above-mentioned financial statements, accounting records, and analyses. It should be understood that (1) we make no representations regarding the Company’s determination or presentation of the non-GAAP measures of (i) Vessel operating expenses per ship per day (also phrased as “operating expenses per ship per day”), (ii) Vessel daily overhead costs and (iii) Average daily voyage expenses per vessel and (2) we make no comment as to the component(s) of the percentages or amounts used therein. It should be noted that Vessel operating expenses per ship per day (also phrased as “operating expenses per ship per day”), Vessel daily overhead costs and Average daily voyage expenses per vessel are not measures of operating performance or liquidity defined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the Company’s definition, calculation or presentation of Vessel operating expenses per ship per day (also phrased as “operating expenses per ship per day”), Vessel daily overhead costs and Average daily voyage expenses per vessel, their manner of presentation or their appropriateness or usefulness for any purposes.

I.	We compared the non-GAAP financial measures to the reconciliation of those non-GAAP financial measures to the corresponding GAAP measures included or incorporated by reference in the Registration Statement and found them to be in agreement.

We make no comment as to the appropriateness or completeness of the Company’s determination of the Regulation S-K requirements for quantitative and qualitative disclosures about market risks, nor with respect to the reasonableness of the assumptions underlying the disclosures. We make no representation as to whether the transaction will take place or to the number of shares to be sold in the transaction. We make no representations as to questions of legal interpretation regarding the completeness or appropriateness of the Company’s determination of what constitutes executive compensation for purposes of the SEC disclosure requirements on executive compensation. We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in the Registration Statement as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.

7.	Our audits of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter were comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we do not express an opinion thereon.

6

8.	It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in paragraph 6. above; also, such procedures would not necessarily reveal any material misstatement of the information identified in paragraph 6. above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

9.	This letter is solely for the information of the addressees and to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement dated May [2], 2013 or any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Very truly yours,

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SCHEDULE D

Sea Consolidation S.A. of Panama, whose shares are registered on Registration Statement on Form F-3 (333-159218), filed pursuant to Rule 424(b)(7) with the Securities and Exchange Commission on July 31, 2009.

SCHEDULE 2(q)

1.	Loan Agreement for US$220,000,000, dated as of 2005, between Tsakos Energy Navigation Limited, as Borrower, and The Royal Bank of Scotland plc, as Lender.

2.	Loan Agreement for US$88,350,000, dated as of December 6, 2007, between Tsakos Energy Navigation Limited, as Borrower, and Danish Ship Finance A/S (Danmarks Skibskredit A/S), as Lender.

3.	Loan Agreement for US$70,000,000, dated as of July 22, 2010, between Tsakos Energy Navigation Limited, as Borrower, and DNB NOR BANK ASA, as Lender.

4.	Loan Agreement for US$49,923,750, dated as of October 22, 2010, between Tsakos Energy Navigation Limited, as Borrower, and Emporiki Bank of Greece S.A, as Lender.

5.	Loan Agreement for US$42,100,000, dated as of November 11, 2010, between Tsakos Energy Navigation Limited, as Borrower, and BNP Paribas S.A., as Lender.

EXHIBIT A-1

Form of Opinion of Morgan, Lewis & Bockius LLP

MLB Draft

May 10, 2013

INCAPITAL LLC

1800 N. Military Trail Suite 400

Boca Raton, FL 33431

DNB MARKETS, INC.

200 Park Avenue, 31st Floor

New York, NY 10166

As Representatives of the Several Underwriters

Re:	Tsakos Energy Navigation Limited — Public Offering of Preferred Shares

Ladies and Gentlemen:

We have acted as special U.S. counsel to Tsakos Energy Navigation Limited, a company organized under the laws of Bermuda (the “Company”), in connection with the execution and delivery of the Underwriting Agreement (the “Underwriting Agreement”) with Incapital LLC and DNB Markets, Inc., as representatives of the several underwriters named therein (such underwriters, the “Underwriters”), dated May 2, 2013, providing for the offer and sale of 2,000,000 shares of its 8.00% Series B Cumulative Redeemable Perpetual Preferred Shares, par value $1.00, with a liquidation preference of $25.00 per share (the “Series B Preferred Shares”). The Company also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 300,000 shares of additional Series B Preferred Shares (the “Optional Securities”).

This opinion letter is being furnished to you pursuant to Section 7(e)(i) of the Underwriting Agreement at the request of the Company. Capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Underwriting Agreement.

In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) an executed copy of the Underwriting Agreement, (ii) the Registration Statement on Form F-3 (Registration No. 333-184042), as amended (the “Shelf Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), (iii) the base prospectus of the Company, dated October 30, 2012 (the “Base Prospectus”), (iv) the preliminary prospectus supplement of the Company, dated April 29, 2013, including the Base Prospectus, which was filed by the Company with the Commission on April 29, 2013 pursuant to Rule 424(b)(5) promulgated under the Act, (v) the General Disclosure Package, (vi) the final prospectus supplement of the Company, dated May 2, 2013, including the Base Prospectus, which was filed by the Company with the Commission on May 6, 2013 pursuant to Rule 424(b)(5) promulgated under the Act (together with the Base Prospectus, the “Final Prospectus”), and (vii) such other documents and records as we deemed appropriate for purposes of this letter.

As used herein, the term “Registration Statement” means the Shelf Registration Statement, as amended on the most recent effective date, pursuant to Rule 430B(f)(2), with respect to the part of the Registration Statement relating to the Series B Preferred Shares for purposes of underwriters’ liability under

DNB MARKETS, INC.

INCAPITAL LLC

May 10, 2013

Section 11 of the Act, including the information deemed at such time to be included in the part of the Registration Statement relating to the Series B Preferred Shares pursuant to Rule 430B(f)(2) under the Act, and we have assumed for purposes of this opinion that the information in the Final Prospectus of the type referred to in Rule 430B(f)(1) promulgated under the Act was deemed to be included in the Registration Statement at the Applicable Time.

We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed that the Underwriting Agreement constitutes a valid and binding obligation of each party thereto other than the Company.

In giving the opinions expressed below, we are not opining on the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States. We express no opinion as to the securities or blue sky laws of any jurisdiction other than the federal securities laws of the United States. The opinions expressed below are also subject to the qualification that we have relied, as to matters of fact (including determinations with respect to the question of materiality to the Company), to the extent we deem proper, on the representations and warranties in the Underwriting Agreement, certificates of officers, directors or other representatives of the Company and certificates of public officials. Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge, we are referring only to the actual knowledge of those of our attorneys who have represented the Company in connection with the transaction contemplated by the Underwriting Agreement.

Based upon and subject to the foregoing and the limitations and qualifications described below, we are of the opinion that:

1. To the extent governed by the laws of the State of New York, the Underwriting Agreement has been duly executed and delivered by the Company.

2. The Registration Statement has been declared effective under the Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Act and no proceedings for that purpose have been instituted or are pending by the Commission.

3. To our knowledge, there are no U.S. Federal or New York State legal or governmental proceedings required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or any contracts or documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

4. The execution, delivery and performance of the Underwriting Agreement and the consummation by the Company of the transactions set forth therein will not result in the violation of any applicable U.S. Federal or New York State law, statute, rule, regulation or any judgment, order, writ or decree, known to us, of any U.S. Federal or New York State court, governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

DNB MARKETS, INC.

INCAPITAL LLC

May 10, 2013

5. No consent, approval, authorization or order of, or filing with, any U.S. Federal or New York State court, governmental authority or agency (other than under the Act and the Rules and Regulations and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion), which is in our experience customarily applicable to transactions of the type contemplated by the Underwriting Agreement, is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the offering, issuance and sale of the Series B Preferred Shares by the Company.

6. The statements made in the General Disclosure Package and Final Prospectus under the caption “Tax Considerations” insofar as such statements constitute summaries of certain federal tax laws of the United States, are accurate in all material respects.

IRS Circular 230 Disclosure. To ensure compliance with the requirements imposed by the Internal Revenue Service, we inform you (i) that any United States federal tax advice contained in this communication (including any attachment) is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the United States Internal Revenue Code, (ii) such advice was written in support of the promotion, marketing or recommending of the transactions or matters addressed herein and (iii) taxpayers should seek advice based on their particular circumstances from an independent tax advisor.

7. Except as set forth in the Underwriting Agreement, and to the best of our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person registration rights.

8. The Company is not and, after giving effect to the offering and sale of the Series B Preferred Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

For purposes of our opinion in paragraph 2 above regarding the effectiveness of the Registration Statement, we have relied solely upon (i) the effectiveness order posted by the Commission on its Electronic Data Gathering and Retrieval System (“EDGAR”) indicating that on October 30, 2012 the Registration Statement had been declared effective and (ii) telephonic confirmations from the staff of the Commission or information on the Commission’s website indicating that on the date hereof, no stop order suspending the effectiveness of the Registration Statement had been issued as of the time of such confirmation.

In providing the opinion set forth in paragraph 6 above regarding statements made in the General Disclosure Package and Final Prospectus under the caption “Tax Considerations,” we have relied upon representations made to us by the Company.

This opinion letter has been furnished by us solely for the benefit of the Underwriters in connection with the transactions contemplated by the Underwriting Agreement and may not be relied upon by the Underwriters for any other purpose, nor may it be furnished to or relied upon by any other person or entity for any purpose whatsoever. This opinion letter is effective only as of the date hereof. This opinion letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without our express written consent.

Very truly yours,

MLB Draft

May 10, 2013

INCAPITAL LLC

1800 N. MILITARY TRAIL SUITE 400

BOCA RATON, FL 33431

DNB MARKETS, INC.

200 PARK AVENUE, 31ST FLOOR

NEW YORK, NY 10166

As Representatives of the Several Underwriters

Re:	Tsakos Energy Navigation Limited — Public Offering of Preferred Shares

Ladies and Gentlemen:

We have acted as special U.S. counsel to Tsakos Energy Navigation Limited, a company organized under the laws of Bermuda (the “Company”), in connection with the execution and delivery of the Underwriting Agreement (the “Underwriting Agreement”) with Incapital LLC and DNB Markets, Inc., as representatives of the several underwriters named therein (such underwriters, the “Underwriters”), dated May 2, 2013, providing for the offer and sale of 2,000,000 shares of its 8.00% Series B Cumulative Redeemable Perpetual Preferred Shares, par value $1.00, with a liquidation preference of $25.00 per share (the “Series B Preferred Shares”). The Company also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 300,000 shares of additional Series B Preferred Shares (the “Optional Securities”).

This letter is being furnished to you pursuant to Section 7(e)(i) of the Underwriting Agreement at the request of the Company. Capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Underwriting Agreement.

In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) an executed copy of the Underwriting Agreement, (ii) the Registration Statement on Form F-3 (Registration No. 333-184042), as amended (the “Shelf Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), (iii) the base prospectus of the Company, dated October 30, 2012 (the “Base Prospectus”), (iv) the preliminary prospectus supplement of the Company, dated April 29, 2013, including the Base Prospectus, which was filed by the Company with the Commission on April 29, 2013 pursuant to Rule 424(b)(5) promulgated under the Act, (v) the General Disclosure Package, (vi) the final prospectus supplement of the Company, dated May 2, 2013, including the Base Prospectus, which was filed by the Company with the Commission on May 6, 2013 pursuant to Rule 424(b)(5) promulgated under the Act (together with the Base Prospectus, the “Final Prospectus”), and (vii) such other documents and records as we deemed appropriate for purposes of this letter.

DNB MARKETS, INC.

INCAPITAL LLC

May 10, 2013

As used herein, the term “Registration Statement” means the Shelf Registration Statement, as amended on the most recent effective date, pursuant to Rule 430B(f)(2), with respect to the part of the Registration Statement relating to the Series B Preferred Shares for purposes of underwriters’ liability under Section 11 of the Act, including the information deemed at such time to be included in the part of the Registration Statement relating to the Series B Preferred Shares pursuant to Rule 430B(f)(2) under the Act, and we have assumed for purposes of this letter that the information in the Final Prospectus of the type referred to in Rule 430B(f)(1) promulgated under the Act was deemed to be included in the Registration Statement at the Applicable Time.

We refer you to the Registration Statement, the General Disclosure Package and the Final Prospectus. As counsel to the Company, we reviewed the Registration Statement, the General Disclosure Package and the Final Prospectus and participated in discussions with your representatives and representatives of the Company, its independent public accountants and your counsel, regarding such documents and information and related matters. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the General Disclosure Package or the Final Prospectus, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the General Disclosure Package and the Final Prospectus involve matters of a non-legal nature.

Subject to the foregoing, we confirm to you, on the basis of the information we gained in the course of performing the services referred to above, that the Registration Statement, as of its most recent effective date, and the Final Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that we do not express any belief with respect to the financial statements, schedules, notes, other financial or accounting data or statistical data derived therefrom, or information about internal control over financial reporting in the Registration Statement, the General Disclosure Package or the Final Prospectus). Furthermore, subject to the foregoing, nothing has come to our attention that has led us to believe that (i) any part of the Registration Statement, as of its most recent effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, as of the Applicable Time, insofar as it relates to the offering of the Series B Preferred Shares, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Final Prospectus, as of the date hereof, insofar as it related to the offering of the Series B Preferred Shares, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (a) we do not express any belief and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Final Prospectus (except as and to the extent set forth in paragraph (6) of the opinion letter of even date herewith), (b) we do not express any belief with respect to the financial statements, schedules, notes, other financial or accounting data or statistical data derived therefrom, or information about internal control over financial reporting, in the Registration Statement, the General Disclosure Package or the Final Prospectus, (c) we do not express any belief with respect to any statement in a document incorporated by reference in the Registration Statement, the General Disclosure Package or the

DNB MARKETS, INC.

INCAPITAL LLC

May 10, 2013

Final Prospectus, to the extent that, pursuant to Rule 412 under the Securities Act, such statement is deemed modified or superseded in the Registration Statement, the General Disclosure or the Final Prospectus, as the case may be, at the respective times as of which the advisements set forth in this paragraph are provided and (d) we do not express any belief with respect to the representations and warranties contained in the exhibits to the Registration Statement or in the exhibits to the documents incorporated by reference in Registration Statement, the General Disclosure Package or the Final Prospectus.

This letter is furnished by us solely for the benefit of the Underwriters in connection with the transactions contemplated by the Underwriting Agreement and may not be relied upon by the Underwriters for any other purpose, nor may it be furnished to or relied upon by any other person or entity for any purpose whatsoever. This letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without our express written consent.

Very truly yours,

EXHIBIT A-2

Form of Opinion of Mello Jones & Martin

10 May 2013

Incapital LLC

1800 N. Military Trail

Suite 400

Boca Raton, FL 33431

USA

DNB Markets, Inc.

200 Park Avenue

31st Floor

New York, NY 10166

USA

As Representatives for the several Underwriters listed in Schedule A to the Underwriting Agreement

Ladies and Gentlemen:

Re:	Tsakos Energy Navigation Limited

1.	Subject of Opinion

We have acted as special Bermuda counsel to Tsakos Energy Navigation Limited (the “Company”) in connection with the issuance and sale by the Company of 2,000,000 shares (or 2,300,000 shares if the Underwriters exercise their option to purchase additional shares in full) of its 8% Series B Cumulative Redeemable Perpetual Preferred Shares, par value $1.00, with a liquidation preference of $25.00 per share, (the “Series B Preferred Shares”) pursuant to an Underwriting Agreement among the Company and Incapital LLC and DNB Markets, Inc., as Representatives for the several Underwriters listed in Schedule A to the Underwriting Agreement (the “Underwriters”), dated May 2, 2013 (the “Underwriting Agreement”).

This opinion is being rendered, at the request of the Company, pursuant to Section 7(e)(ii) of the Underwriting Agreement. Unless a contrary intention appears, words and expressions defined in the Underwriting Agreement have the same meaning where used herein.

Incapital LLC DNB Markets, Inc.	10 May 2013 Page 2

2.	Documents Examined

For the purposes of this opinion we have examined and relied upon:

2.1	an execution copy of the Underwriting Agreement;

2.2	the Registration Statement, including the base prospectus contained therein, filed by the Company with the Securities and Exchange Commission (the “Commission”) on Form F-3 dated October 30, 2012 (the “Registration Statement”);

2.3	a prospectus supplement dated May 2, 2013 (the “Prospectus Supplement”) relating to the Series B Preferred Shares (collectively, with the base prospectus included in the Registration Statement, referred to herein as the “Prospectus”);

2.4	Unanimous Written Resolutions of the Board of Directors of the Company dated September 21, 2012, certified as true by the secretary of the Company on May [10], 2013, approving the establishment of a committee of the Board of Directors with authority to determine the special rights and restrictions attaching to the Series B Preferred Shares and the issuance and sale of the Series B Preferred Shares and appointing D. John Stavropoulos, Michael Jollife and Nikolas Tsakos as the committee (the “Pricing Committee”) with authority (among other things) to approve the terms of any underwriting agreement to be entered into by the Company in relation to the issuance and sale of any of the Company’s securities;

2.5	Unanimous Written Resolutions of the Pricing Committee of the Board of Directors of the Company dated May 2, 2013, certified as true by the secretary of the Company on May [10], 2013; including a Certificate of Designation of the terms of Series B Preferred Shares executed by [—] and [—] on May 2, 2013 and approving the terms and provisions of, and execution and delivery on behalf of the Company of, the Underwriting Agreement (the “Certificate of Designation”);

2.6	a Certificate of Compliance issued by the Bermuda Registrar of Companies in respect of the Company dated May [10], 2013;

2.7	an Incumbency Certificate issued on behalf of the Company dated May [10], 2013; and

2.8	a letter from the Bermuda Monetary Authority dated 20 November 2003 relating to the issue and transferability of the Series B Preferred Shares.

We have also examined originals or copies certified or otherwise identified to our satisfaction of the Company’s Certificate of Incorporation, Memorandum of Association as

Incapital LLC DNB Markets, Inc.	10 May 2013 Page 3

amended to date, Bye-Laws as amended to date, and Register of Directors and Officers. In addition, we have made such investigations and reviewed such other documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

As to questions of fact relevant to this opinion, we have relied upon certificates issued by the Government of Bermuda or agencies thereof and by officers of the Company, which matters of fact we have not independently verified.

3.	Searches

We have also relied upon our searches of the documents of public record maintained by the Registrar of Companies in Bermuda (including the Register of Charges) and the Cause Book maintained by the Registrar of the Supreme Court of Bermuda made on April 29, 2013 (the “Searches”) conducted at 9:45 a.m. and at 10:36 a.m., respectively and updated on May [—], 2013 at [—] and [—] respectively.1

4.	Opinion Limited to Bermuda Law

We have not investigated the laws of any country other than Bermuda and this opinion is given only with respect to Bermuda law. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

5.	Assumptions

In giving this opinion, we have assumed:

5.1	the authenticity, accuracy and completeness of all documents (including, without limitation, public records) submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, electronic or photostatic copies;

5.2	the genuineness of all signatures on the documents submitted to us;

5.3	the authority, capacity and power of each of the persons signing the documents submitted to us (other than directors or officers of the Company);

5.4	the validity and binding effect under the laws of the State of New York of the Underwriting Agreement which is expressed to be subject to such laws in accordance with its terms;

[1]	To be done shortly prior to delivery of opinion.

Incapital LLC DNB Markets, Inc.	10 May 2013 Page 4

5.5	the validity under the laws of the State of New York of the submission of the Company to the non-exclusive jurisdiction of the Courts of the State of New York;

5.6	that the choice of the laws of the State of New York to govern the Underwriting Agreement has been made in good faith and is valid under such laws;

5.7	that any factual statements made in any of the documents are true, accurate and complete;

5.8	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to these opinions;

5.9	that the information disclosed by the Searches has not been materially altered and that the Searches did not fail to disclose any material information which had been delivered for filing or registration, but was not disclosed or did not appear on the public file at the time of the Searches; and

5.10	the Company has not passed a voluntary winding up resolution and that no petition has been presented to or order made by a court for the winding up or dissolution of the Company and that no receiver or manager has been appointed in respect of the Company or any of its assets which in any such case has not been revealed by the Searches.

6.	Opinion

Based on and subject to the foregoing and to the reservations mentioned below and any matters not disclosed to us, we are of the following opinion:

6.1	The Company has been duly incorporated and is validly existing as a company in good standing under the laws of Bermuda with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus.

6.2	The authorized share capital of the Company conforms as to legal matters to the description thereof contained under the heading “Description of Share Capital” in the Prospectus.

6.3	The shares of the Company outstanding prior to the issuance of the Series B Preferred Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

Incapital LLC DNB Markets, Inc.	10 May 2013 Page 5

6.4	The Series B Preferred Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized, and when issued and paid for as contemplated in the Underwriting Agreement, will be duly authorized, validly issued in accordance with the Certificate of Designation, fully paid and non-assessable; and the issuance of the Series B Preferred Shares, based solely on our review of the Bye-laws of the Company, is not subject to any preemptive or similar rights.

6.5	No consent, approval, authorization, order, license, registration, clearance or qualification of or with any court or governmental agency or body or any stock exchange authorities having jurisdiction over the Company or its properties, in Bermuda, is required for the execution and delivery by the Company of the Underwriting Agreement in order for it to be duly and validly authorized.

6.6	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

6.7	To the best of our knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened in Bermuda against or affecting the Company or its properties or to which the Company is or may be a party or to which any property of the Company is or may be the subject.

6.8	The execution, delivery and compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in any breach or violation of the provisions of the Memorandum of Association or Bye-laws of the Company or any Bermuda statute or any order, rule or regulation known to ourselves of any court or governmental agency or body in Bermuda having jurisdiction over the Company or any of its properties.

6.9	The execution, delivery and performance of the Underwriting Agreement by the Company constitutes private and commercial acts by the Company rather than public or governmental acts and accordingly the Company is subject to suit under private commercial laws and neither the Company nor any of the Company’s property has any right to immunity on any grounds from suit or from jurisdiction or exchange of judgments.

6.10

The Company has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with governmental authorities, all self-regulatory organizations and all courts and other tribunals, in Bermuda, necessary to carry on its business as conducted as of the date hereof (other than such licenses, permits, certificates, consents, orders, approvals and other authorizations the failure of which to obtain would not in the

Incapital LLC DNB Markets, Inc.	10 May 2013 Page 6

aggregate have a material adverse effect on the Company) and to the best of our knowledge, the Company is in compliance in all respects with all laws and regulation in Bermuda relating to the conduct of its business as conducted as of the date hereof.

6.11	Save and except as provided in this paragraph, no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required in Bermuda for the issue and sale of the Series B Preferred Shares by the Company or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Registration Statement and the Prospectus, except a copy of the Prospectus Supplement (signed by or on behalf of all of the directors of the Company) received or otherwise accepted by the New York Stock Exchange and the Commission and will be filed with the Bermuda Registrar of Companies as soon as reasonably practicable after its publication. The Bermuda Monetary Authority has granted a general permission for the issue and transfer of the Series B Preferred Shares to be issued and sold by the Company pursuant to the Registration Statement and the Prospectus.

6.12	The statements in the Prospectus under “Description of Share Capital” and “Description of Series B Preferred Shares” insofar as such statements constitute a summary of the terms of the Series B Preferred Shares, Bermuda legal matters, documents or proceedings referred to therein, and the statements in the Prospectus under “Tax Considerations – Bermuda tax considerations” insofar as such statements describe Bermuda tax law, subject to the limitations and conditions set forth therein, present a fair and correct summary of such matters under Bermuda law, documents or proceedings.

6.13	No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Government of Bermuda or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Series B Preferred Shares to or for the account of the Underwriters or the sale and delivery by the Underwriters of the Series B Preferred Shares to the initial purchasers thereof in the manner contemplated in the Underwriting Agreement.

6.14	Insofar as matters of Bermuda law are concerned, the Registration Statement and the Prospectus and the filing of the Registration Statement and the Prospectus, with the Commission have been duly authorized by and on behalf of the Company; and the Registration Statement and the Prospectus have been duly executed pursuant to such authorization by and on behalf of the Company.

6.15	The agreement of the Company to the choice of law provisions set forth in the Underwriting Agreement will be recognized by the courts of Bermuda; the Company

Incapital LLC DNB Markets, Inc.	10 May 2013 Page 7

can sue and be sued in its own name under the laws of Bermuda; the irrevocable submission of the Company to the exclusive jurisdiction of a New York Court, the waiver by the Company of any objection to the venue of a proceeding of a New York Court and the agreement of the Company that the Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding; service of process effected in the manner set forth in the Underwriting Agreement will be effective, insofar as the law of Bermuda is concerned, to confer valid personal jurisdiction over the Company; and a final and conclusive judgment for a sum of money obtained in a New York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement would be enforceable against the Company in the courts of Bermuda under the common law doctrine of obligation provided that:

6.15.1	such choice of law is not contrary to public policy, as that term is understood under the laws of Bermuda;

6.15.2	the judgment was not obtained by fraud;

6.15.3	enforcement of the judgment would not be contrary to Bermudian public policy;

6.15.4	the judgment is not inconsistent with any Bermudian judgment in respect to the same matter;

6.15.5	the sum of money payable under the judgment is not in respect of taxes or charges of a like nature or in respect of a fine or other penalty; and,

6.15.6	enforcement proceedings are instituted within six years after the date of judgment.

6.16	All dividends and other distributions declared and payable on the share capital of the Company may under the current laws and regulations of Bermuda be paid in United States Dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Bermuda and are otherwise free and clear of any other tax, withholding or deduction in Bermuda and without the necessity of obtaining any consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body in Bermuda. However, the ability of the Company to pay dividends and other distributions will be dependant upon the Company being able to satisfy the solvency tests and other applicable provisions of Bermuda law.

Incapital LLC DNB Markets, Inc.	10 May 2013 Page 8

6.17	There are no current restrictions on subsequent transfers of the Series B Preferred Shares pursuant to the Registration Statement and the Prospectus under the laws of Bermuda other than to residents of Bermuda.

7.	Qualifications

This opinion is subject to the following qualifications:

7.1	In Section 6.1 above, the expression “good standing” means that the Company has received a Certificate of Compliance from the Bermuda Registrar of Companies.

7.2	The expression “to the best of our knowledge” as used herein means the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transaction contemplated by the Underwriting Agreement.

7.3	The term “enforceable” as used herein means that the obligations assumed by a party under a specified document are of a type which the Bermudian courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

7.3.1	enforcement may be limited by any winding-up, bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting creditors’ rights generally;

7.3.2	a Bermudian court will not necessarily grant any remedy the availability of which is subject to equitable considerations or which is otherwise in the discretion of the court such as questions relating to forum non-conveniens. In particular, orders for specific performance and injunctions are, in general, discretionary remedies under Bermuda law and specific performance is not available where damages are considered by the court to be an adequate alternative remedy;

7.3.3	claims may become barred under Bermuda law as to limitation of time within which actions must be commenced;

7.3.4	claims may be or become subject to defences of set-off or counterclaim;

7.3.5	where obligations are to be performed in a jurisdiction outside Bermuda, they may not be enforceable in Bermuda to the extent that performance would be illegal under the laws of that jurisdiction; and,

Incapital LLC DNB Markets, Inc.	10 May 2013 Page 9

7.3.6	enforcement may be restricted by the principles relating to the frustration of contracts by events happening after their execution.

7.4	We express no opinion as to the validity or binding effect of any waiver of or obligation to waive any provision of law (whether substantive or procedural) or any right or remedy arising through circumstances not known at the time of entering into the Underwriting Agreement.

7.5	Any provision providing that certain calculations or certificates or opinions will be conclusive and binding will not be effective if such calculations, certificates or opinions are fraudulent or erroneous on their face, and will not necessarily prevent inquiry into the merits of any claim by an aggrieved party.

7.6	Where a party is vested with a discretion or may determine a matter in its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

7.7	A Bermudian court may refuse to give effect to any provision in any document for the payment of, or indemnifying against, expenses in respect of the costs of unsuccessful litigation brought before a Bermudian court or where the court has itself made an order for costs.

7.8	We have not independently verified the existence of any assets and we express no opinion as to the title of the Company to any assets.

7.9	Searches of the Register of Companies at the office of the Bermuda Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

7.9.1	whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the Search is concluded;

7.9.2	whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed;

7.9.3	details of matters which have been lodged for filing or registration which as a matter of general practice of the Bermuda Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or do not appear in the public records at the date and time the search is concluded;

Incapital LLC DNB Markets, Inc.	10 May 2013 Page 10

7.9.4	details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded; or,

7.9.5	whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act, 1981 as amended.

8.	Reliance

This opinion is given on the basis that it will be construed in accordance with the laws of Bermuda and will not give rise to any action in any other jurisdiction. It is issued for the benefit of the Underwriters and is not to be relied upon by, or communicated to, any other person or for any other purpose, nor is it to be quoted or made public in any way.

Yours faithfully,

MJM Limited

EXHIBIT A-3

Form of Opinion of Thomas K. Zafiras

Thomas K. Zafiras

Attorney-in-Law

May 10, 2013

Incapital LLC

1800 N. Military Trail Suite 400

Boca Raton, FL 33431

DNB Markets, Inc.

200 Park Avenue, 31st Floor

New York, NY 10166

as Representatives for the several Underwriters listed in Schedule A to the Underwriting Agreement

I have acted as Greek legal adviser to Tsakos Energy Navigation Limited (the “Company”) in connection with the issuance and sale of such number of the Company’s 8.00% Series B Cumulative Redeemable Perpetual Preferred Shares, par value $1.00 per share, with a liquidation preference of $25.00 per share (the “Series B Preferred Shares”), pursuant to the Underwriting Agreement dated May 02, 2013 (the “Underwriting Agreement”), between the Company, and Incapital LLC and DNB Markets Inc., as Representatives for the several Underwriters listed in Schedule A thereto (the “Underwriters”), relating to the public offering (the “Offering”) described in the prospectus supplement dated May 02, 2013 (the “Prospectus Supplement”) to the prospectus (the “Prospectus”) included in the Registration Statement on Form F-3 (File No. 333-184042), at such prices as shall be determined by a committee of the Board of Directors of the Company. This opinion is rendered to you pursuant to section 7(e)(iii) of the Underwriting Agreement. Unless otherwise expressly defined in this letter, capitalized terms used herein shall have the respective meanings assigned to them in the Underwriting Agreement.

This opinion relates only to the laws of Greece as they exist at the date hereof and is based on legislation published, and cases fully reported, before that date.

For the purpose of giving this opinion I have examined the following documents:

1.	The Prospectus and the Prospectus Supplement.

2.	The Underwriting Agreement.

3.	The right of first refusal letter dated 21 January 2002 from Tsakos Shipping and Trading SA to the Company.

As to matters of fact, I have relied, to the extent I have deemed proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and/or its Subsidiaries (as listed in the Schedule A to this opinion) (the “Subsidiaries”).

I have assumed the genuiness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the original of all documents submitted to me as copies.

I express no opinion as to the law of any jurisdiction other than Greece.

Based on the foregoing and subject to the qualifications and assumptions expressed herein, I am of the opinion that, insofar as the law of Greece is concerned and to the extent that such law is applicable that:

1.	No consent or other form of authorization is required from any court or governmental agency or body or any stock exchange authority in Greece in connection with:

a)	the valid execution and delivery by the Company of the Underwriting Agreement;

b)	the sale of the Series B Preferred Shares by the Company; or;

c)	the consummation by the Company of any other transaction contemplated in the Underwriting Agreement.

2.	All dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of Greece be paid in United States dollars and may be freely transferred out of Greece, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Greece and are otherwise free and clear of any other tax, withholding or deduction in and without the necessity of obtaining any consents, approvals, authorisations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in Greece.

3.	To the best of my knowledge there are no legal or governmental proceedings pending or threatened in Greece to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject.

4.	The compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict in any material respect with any Greek law.

5.	As a matter of Greek law, neither the Company nor any of its Subsidiaries is required to file tax returns or pay taxes in Greece, save for the taxes relating to the registration of the vessels listed in the Schedule to this opinion which I deal with in paragraph 8 of this opinion.

6.	To the best of my knowledge, each of the Company and its Subsidiaries has obtained all licenses and other forms of authorisation from, and has made all declarations and filings with, any governmental authorities, self-regulatory organizations and any courts and other tribunals in Greece, necessary to own or lease, as the case may be, and to operate the vessel owned by each of the Subsidiaries and to carry on its business as conducted as of the date of the Prospectus and neither the Company nor any such Subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license or other form of authorization; and each of the Company and its Subsidiaries is in compliance in all material respects with all laws and regulations in Greece relating to the ownership or lease, as the case may be, and the operation of the vessel owned by each of the Subsidiaries and the conduct of its business as conducted as of the date of the Prospectus.

7.	There are no capital gains, income, withholding or other taxes or duties payable in Greece by or on behalf of the Underwriters in connection with the issuance sale and delivery by the Company of the Series B Preferred Shares to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Series B Preferred Shares to the initial purchasers thereof; no stamp or issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Greece or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Series B Preferred Shares to or for the account of the Underwriters or the sale and delivery by the Underwriters of the Series B Preferred Shares to the initial purchasers thereof.

8.	Each of the vessels listed in the Schedule to this opinion is duly and validly registered as a vessel in the sole ownership of the entity indicated as the “Owning Entity” of such vessel on such Schedule under the laws of Greece; each of said entities has good and marketable title thereto, free and clear of all liens charges encumbrances and defects of title of record on the Greek Ships Register, except as indicated on such Schedule or as described in the Prospectus; and each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of Greece as would affect its registry on the Greek Ships Registry.

9.	The Company and each of its Subsidiaries are each qualified to transact business as a foreign corporation under the laws of Greece. The Underwriting Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

This opinion is rendered at the request of the Company and is solely for the benefit of the Underwriters in connection with the transaction described in the Underwriting Agreement and may not be relied upon by any other person or for any other purpose without my express written consent.

Yours sincerely,

Thomas Zafiras

Attorney

Schedule A

Owning Entity	Vessel	Encumbrances
Figaro Shipping Company Limited	Triathlon	First Priority Mortgage
Freeport Dominion S.A.	Maya	First Priority Mortgage
Freeport Faith S.A.	Inca	First Priority Mortgage
Ergo Glory S.A.	Andes	First Priority Mortgage
Apollo Excellence S.A.	Euronike	First Priority Mortgage
Activity Excellence S.A.	Archangel	First Priority Mortgage
Worldwide Overseas S.A.	Alaska	First Priority Mortgage
Victory Faith S.A.	Andromeda	First Priority Mortgage
Victory Mare S.A.	Izumo Princess	First Priority Mortgage
Global Triumph S.A.	Nippon Princess	First Priority Mortgage
Freeport Champion S.A.	Asahi Princess	First Priority Mortgage
Prosperity Faith S.A.	Sapporo Princess	First Priority Mortgage
Prosperity Success S.A.	Uraga Princess	First Priority Mortgage
Southport Navigation S.A.	Proteas	First Priority Mortgage
Triton Success S.A.	Promitheas	First Priority Mortgage
Triton Triumph S.A.	Propontis	First Priority Mortgage
Optima Maritime S.A.	Byzantion	First Priority Mortgage
Optima United S.A.	Bosporos	First Priority Mortgage
Rio 2016 Special Maritime Enterprise	Rio 2016	First Priority Mortgage
Brasil 2014 Special Maritime Enterprise	Brasil 2014	First Priority Mortgage

EXHIBIT A-4

Form of Opinion of Holman Fenwick & Willan LLP

Incapital LLC	Holman Fenwick Willan LLP
1800 N. Military Trail Suite 400	Friary Court
Boca Raton, FL 33431	65 Crutched Friars
London EC3N 2AE
DNB Markets, Inc.	England
200 Park Avenue, 31st Floor
New York, NY 10166	T: +44 (0)20 7264 8000
F: +44 (0)20 7264 8888
as representatives for the several Underwriters	DX1069 London City EC3
listed in Schedule A to the Underwriting Agreement
hfw.com

Your Ref:		Direct Line: +44 (0)20 7264 8493	Date:	[10] May 2013
Our Ref:	EKD/WJM/42350/48	Email: elinor.dautlich@hfw.com

Dear Sirs

Re: Tsakos Energy Navigation Limited

1.	We have acted as English legal advisers to Tsakos Energy Navigation Limited (the “Company”) in connection with:

(a)	the issuance of 2,000,000 shares of its 8.00% Series B Cumulative Redeemable Perpetual Preferred Shares, $1.00 par value, with a liquidation preference of $25.00 per share (the “Series B Preferred Shares”); and

(b)	the proposed issuance, at the option of the Underwriters, of an aggregate of not more than 300,000 additional Series B Preferred Shares;

pursuant to an underwriting agreement (the “Underwriting Agreement”) dated 2 May 2013 made between (i) the Company and (ii) Incapital LLC and DNB Markets, Inc., as representatives for the several other Underwriters listed in Schedule A thereto (the “Underwriters”). We are giving this opinion pursuant to Section 7(e)(iv) of the Underwriting Agreement.

Unless otherwise defined herein, terms which are defined in the Underwriting Agreement shall have the same meanings when used herein. The following terms shall have the following meanings:

“Debt Instruments” means any outstanding English law loan agreement or other English law debt instrument known to us to which the Company or any of its Subsidiaries is a party, or by which it or any of them is bound, or to which any of the properties owned by the Company or any of its Subsidiaries is subject;

Lawyers for international commerce

Holman Fenwick Willan LLP is a limited liability partnership registered in England and Wales (with registered number OC343361) and is authorised and regulated by the Solicitors Regulation Authority.

This firm’s registration number is 509977. A list of members’ names is open to inspection at the registered office, Friary Court, 65 Crutched Friars, London EC3N 2AE. | VAT No GB 243 4838 55

“Prospectus” means the shares prospectus for the Company dated 30 October 2012 and the supplemental shares prospectus for the Company dated 2 May 2013;

“Newbuilding Contract” means the shipbuilding contract for Hull no. 2612 made on 4 June 2012 between Hyundai Heavy Industries Co., Ltd. as builder and Canyon Trading Corporation as buyer;

“Relevant Parties” means the Company and its Subsidiaries; and

“Subsidiaries” mean the Company’s wholly owned subsidiaries listed in Schedule 4 hereto and “Subsidiary” means any of them.

This opinion relates only to the laws of England as they exist at the date hereof and is based on legislation published, and cases fully reported, before that date.

2.	For the purpose of giving this opinion we have examined the documents listed in Schedule 1 hereto.

Except as stated in Schedule 1, we have not examined any contract, instrument or other document entered into by, or affecting, the Company or any corporate records of the Company and have not made any other enquiries concerning the Company.

3.	For the purpose of giving this opinion we have made the assumptions listed in Schedule 2 hereto.

4.	This opinion is subject to the reservations listed in Schedule 3 hereto.

5.	Based upon such examination, having regard to such legal considerations as we have deemed relevant and subject to the assumptions and reservations set out in Schedules 2 and 3 hereto and to any matters not disclosed to us, we are of the opinion that at today’s date:

(a)	In so far as matters of English law are concerned, the execution, delivery and performance of the Underwriting Agreement and the issue and sale of the Series B Preferred Shares will not result in a breach or violation in any material respect of any of the terms or provisions of, or constitute a default under the Debt Instruments or the Newbuilding Contract, nor will any such action result in any violation of any applicable English law or statute or any order, rule or regulation known to us of any English courts having jurisdiction over the Company, its Subsidiaries or any of their respective properties.

(b)	No consent, approval, authorisation or order of, or filing with, any court or governmental agency or body is required in England for the sale of the Series B Preferred Shares by the Company for the consummation by the Company of the transactions contemplated by the Underwriting Agreement in connection with the issue and sale of the Series B Preferred Shares.

This opinion is addressed to you, as representatives for the Underwriters, and is for your and their benefit solely and may not be relied upon by any other person for any purpose, nor may it be quoted or referred to in any public document nor may it be disclosed to any person, without our prior written consent. It is strictly limited to the matters stated herein and does not extend to, and is not intended to be extended by implication, to any other matters. We do not assume any obligation to advise you (or any other person authorised to rely upon this opinion) of any subsequent change in English law which might affect the contents of this opinion.

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Further, it is given on the condition that it is governed by and shall be construed in accordance with English law and that any action arising out of it is subject to the exclusive jurisdiction of the English courts.

Yours faithfully

Holman Fenwick Willan LLP

HFWLDN\17477745-5

Lawyers for international commerce

Holman Fenwick Willan LLP is a limited liability partnership registered in England and Wales (with registered number OC343361) and is authorised and regulated by the Solicitors Regulation Authority.

This firm’s registration number is 509977. A list of members’ names is open to inspection at the registered office, Friary Court, 65 Crutched Friars, London EC3N 2AE. | VAT No GB 243 4838 55

SCHEDULE 1

Documents

1.	Underwriting Agreement.

2.	Prospectus.

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SCHEDULE 2

Assumptions

We have assumed:

1.	the genuineness of all signatures and seals on, and the authenticity and completeness of, all documents submitted to us and the conformity to original documents of all copies and the conformity to final, signed documents of all drafts;

2.	that the Underwriting Agreement has been duly authorised and, where appropriate, executed and delivered by the Relevant Parties and that each such party has the capacity, power and authority to execute and perform the Underwriting Agreement and has obtained all necessary licences, approvals and consents required to be obtained, has made all necessary filings, registrations and notifications required to be made and has paid all stamp duties and other documentary taxes and charges required to be paid, in any relevant jurisdiction other than England and Wales;

3.	that so far as the laws of the place of incorporation of each of the Relevant Parties are concerned the Underwriting Agreement constitutes valid, legally binding and enforceable obligations of the Relevant Parties in accordance with their respective terms;

4.	that there are no provisions of the laws of any jurisdiction outside England and Wales which would be contravened by the execution, delivery or performance of the Underwriting Agreement and that, insofar as any obligation under the Underwriting Agreement falls to be performed in any jurisdiction outside England and Wales, its performance will not be illegal or adversely affected by virtue of the laws or regulations of, or applicable in, that jurisdiction;

5.	that none of the Relevant Parties has passed a resolution for their voluntary winding up and that no petition has been presented or order made for their winding up; that no application has been made to court for an administration order in relation to the Relevant Parties and no notice of intention to appoint an administrator out of court has been served; that no insolvency process analogous to liquidation and/or administration has been proposed or entered into in relation to the Relevant Parties; that no receiver, administrative receiver or similar officer has been appointed in relation to the whole or any part of the property, assets or undertaking of the Relevant Parties in England and Wales or in any other jurisdiction; and that none of the Relevant Parties have proposed or entered into any company voluntary arrangement, scheme of arrangement or other arrangement or composition with their creditors;

6.	that the execution and delivery of the Underwriting Agreement by the Relevant Parties was a proper exercise of their directors’ powers and in their best interests; that no fraud, coercion, duress, misrepresentation or undue influence has taken place in connection with the execution of the Underwriting Agreement by the Relevant Parties; and that immediately after the execution of the Underwriting Agreement the Relevant Parties were solvent;

7.	that the execution of the Underwriting Agreement and the performance by the Relevant Parties of their rights and obligations thereunder:

(a)	will be of material commercial benefit to each of the Relevant Parties;

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(b)	will not cause any breach of the Relevant Parties’ constitutional documents or of any other document to which the Relevant Parties are party; and

(c)	other than the restrictions in the Debt Instruments, will not cause any of the Relevant Parties to exceed any borrowing limit to which it is subject;

8.	the truth, accuracy and completeness as to factual matters of all representations contained in the Underwriting Agreement were true, accurate and complete when received by us and have not been altered or affected by any other agreement or arrangement which might vary, waive, discharge or otherwise affect them since the date of our review; and

9.	that no foreign law would affect the opinions stated herein.

Page No. 6

SCHEDULE 3

Reservations

This Schedule consists of paragraphs 1 to 22.

1.	This opinion is confined to matters of the laws of England and Wales (without regard to conflict of laws principles) and no opinion is expressed as to the laws of any other jurisdiction. It is assumed that no law of any other jurisdiction affects the conclusions in this opinion.

2.	We express no opinion on European Union law except insofar as it has been incorporated into the laws of England and Wales.

3.	Without limiting any other assumption or reservation made in this opinion, we have not investigated whether the Relevant Parties are or will by reason of the execution of the Underwriting Agreement or any document referred to therein be in breach of any of their obligations under any licence, authorisation, consent or (other than the Debt Instruments and the Newbuilding Contract) agreement or document.

4.	We express no opinion as to:

(a)	matters of fact;

(b)	the existence of, or the title of any party to, any of the Relevant Parties’ assets;

(c)	the exact interpretation that would be placed upon any particular wording in any document by an English court;

(d)	any provision which provides that a modification, amendment or waiver is not effective unless in writing;

(e)	the effectiveness of any provision in the Underwriting Agreement and/or the Debt Instruments conferring on any party thereto a right of set-off, counterclaim or similar right (or a right excluding the same) against a liquidator, administrator or similar officer or against a creditor;

(f)	the enforceability of an obligation to negotiate; and

(g)	how courts or arbitration tribunals in countries outside England and Wales will apply English law.

5.	The enforcement of the rights and obligations of the parties to the Underwriting Agreement and/or the Debt Instruments may be limited by the provisions of English law concerning frustration of contracts.

6.	Claims may become barred under the Limitation Acts (as amended including by The Law Applicable to Non-Contractual Obligations (England and Wales and Northern Ireland) Regulations (SI 2008/2986) and The Law Applicable to Contractual Obligations (England and Wales and Northern Ireland) Regulations (SI 2009/3064)) or other legislation relating to legal limitation periods or may be or become subject to defences of set-off or counter-claim.

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7.	The English courts may not give effect to a contractual provision:

(a)	purporting to waive rights to notices, demands, legal defences, objections, rights to trial by jury, limitations or other rights; or

(b)	that the terms of the contract represent the entire agreement between the parties.

8.	Provisions as to severability may not be binding and the question of whether or not an invalid provision may be severed from other provisions in order to save such other provisions would be determined by an English court at its discretion.

9.	The court may set aside a determination, a certificate or the exercise of a power or discretion under the Underwriting Agreement and/or the Debt Instruments which has been made or exercised unreasonably or arbitrarily or on a basis which is incorrect or which has not been made or exercised in good faith, notwithstanding that the Underwriting Agreement and/or the Debt Instruments provides for the relevant determination or certificate to be final, conclusive or binding. The court may also set aside an expert’s determination or certificate if that expert makes a mistake of law. A determination or certificate based on a material misinterpretation of the Underwriting Agreement and/or the Debt Instruments may also be held to be contrary to public policy.

10.	Equitable remedies such as specific performance and injunctive relief are only available at the discretion of a court. Moreover, the exercise of legal rights may be affected by equitable considerations. The court also has power to stay any proceedings either of its own motion or on the application of any person.

11.	Whilst the English courts have power to give a judgment expressed as an order to pay a currency other than pounds sterling and are normally prepared to do so, they may decline to do so in their discretion and may not enforce the benefit of currency conversion and indemnity clauses.

12.	The English courts will give effect to a contractual provision for a choice of law provided that the choice is not purely arbitrary and does not contravene public policy.

13.	An English court may hold that a judgment on the Underwriting Agreement and/or the Debt Instruments, whether given in an English court or elsewhere, would supersede the Underwriting Agreement so that the obligations under the Underwriting Agreement and/or the Debt Instruments (for example, an obligation to pay interest) would not survive such a judgment, even if specifically expressed to do so.

14.	The following obligations are of a type which are capable of being enforced by the English courts but which may not be enforceable in all circumstances:

(a)	an obligation to act in good faith;

(b)	an obligation to use reasonable or best endeavours; or

(c)	any obligation (including, in particular, one by way of guarantee, deed of subordination or security interest) if, inter alia, it can be shown that the relevant obligor did not derive any benefit in consideration thereof or that the relevant document was not entered into in good faith. This is a question of fact relating to the nature of that obligor’s business and we do not express any opinion as to how the English courts would construe such obligations.

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15.	The Contract (Rights of Third Parties) Act 1999 (the “Third Parties Act”) applies to all contracts (with certain exceptions including negotiable instruments and, to a large extent, contracts for the carriage of goods) made under English law after 10 May 2000. The Third Parties Act modifies the common law doctrine of privity of contract by granting rights to certain third parties to enforce certain terms of a contract to which the Third Parties Act applies. The Third Parties Act does not affect any right or remedy that the third party has available or which exists apart from the Third Parties Act. Provisions which purport to oblige third parties to perform specified obligations will not be binding or enforceable against such third parties without their agreement.

16.	On the winding-up of an unlimited liability company, every member (including any entity which was a member within one year prior to the winding-up and any entity which became a member as a result of the enforcement of a security interest) is liable to contribute from its own assets towards the payment of the company’s liabilities, the expenses of the winding-up and adjustment of the rights of the members among themselves.

17.	The exercise of enforcement powers by secured creditors is regulated by law. These laws may override any provisions in the Underwriting Agreement and/or the Debt Instruments to the contrary. In particular:

(a)	a chargee has certain duties to the chargor in relation to the realisation of the relevant security;

(b)	a chargee may not sell the property the subject of a charge to itself;

(c)	a chargee owes a duty to the chargor to take reasonable care of the relevant charged property and realise it for a proper price; and

(d)	the Insolvency Act 1986 (as amended) (the “Insolvency Act”) prohibits certain steps being taken except with the leave of the court (or, where an administration is in force, the administrator) against a company after the presentation of a petition for an administration order; or where a party has filed at court a notice of intention to appoint an administrator in accordance with paragraph 14 or paragraph 22 of Schedule B1 to the Insolvency Act and the Insolvency (Amendment) Rules 2003 in the form prescribed by those rules. Prohibited steps include steps taken in connection with the enforcement of security, the commencement or continuation of proceedings or execution (including distress or any other legal process) and the appointment of an administrative receiver. After the appointment of the administrator (whether out of court or by order of the court) the moratorium continues and then also prohibits the appointment of an administrative receiver.

18.	The enforceability of the obligations of the Relevant Parties under the Underwriting Agreement and/or the Debt Instruments may be subject to limitations and restrictions under applicable bankruptcy, insolvency, liquidation, administration, reorganisation or similar laws affecting creditors’ rights generally, including, without limitation:

(a)	the fact that the Relevant Parties are unable to pay their debts within the meaning of section 123 of the Insolvency Act at the time or, or as a result of, execution of the Underwriting Agreement;

Page No. 9

(b)	the appointment of an administrator, administrative receiver or liquidator under the Insolvency Act and their powers under Part II and Schedule B1 and Parts III and IV of the Insolvency Act (relating to powers of administrators, administrative receivers and liquidators);

(c)	sections 238 to 241 and section 245 of the Insolvency Act, which provide, in certain circumstances, for the setting aside (or the making of such other orders as the court sees fit) of transactions constituting transactions at an undervalue or preferences and floating charges entered into within a period of two years prior to the commencement of a winding-up or administration;

(d)	section 423 of the Insolvency Act (whereby transactions defrauding of creditors may be set aside); and

(e)	the principles of public policy relating to bankruptcy law, as discussed in British Eagle v. Air France (1975) 1 WLR 758 (HL) where the courts will cut down transactions aimed at circumventing basic insolvency principles, for example, those of mandatory set-off and pari passu distribution.

19.	A judgment given by a foreign court is not of itself enforceable in England and Wales, but a final and conclusive judgment may be enforced by separate action before the English courts provided that:

(a)	the foreign court had jurisdiction in relation to the subject matter of the dispute under all applicable laws and English conflicts of laws rules (and an express, contractual submission to jurisdiction is sufficient for these purposes);

(b)	the judgment was not obtained by fraud or in a manner opposed to natural justice;

(c)	the enforcement of the judgment would not involve the enforcement of foreign revenue, penal or other public laws;

(d)	the recognition or enforcement of such judgment would not be contrary to the Administration of Justice Act 1920, the Foreign Judgments (Reciprocal Enforcements) Act 1933, the Civil Jurisdiction and Judgments Act 1982 (as amended) or the Civil Jurisdiction and Judgments Order 2001, to the extent applicable;

(e)	the relevant obligor received notice of the proceedings and was afforded an adequate opportunity to present its defence; and

(f)	the enforcement of the judgment is not precluded by section 5 of the Protection of Trading Interests Act 1980 (which prohibits the enforcement of judgments for multiple damages and certain other foreign judgments).

20.	An English court may stay proceedings brought before it if:

(a)	concurrent proceedings are being brought elsewhere;

(b)	it is shown that, notwithstanding express jurisdictional submission (whether or not accompanied by an express choice of tribunal) in the Underwriting Agreement, there is some other court, having competent jurisdiction, which is more appropriate for the trial of the action on the basis that the case can be more suitably for the interests of all the parties and the ends of justice be tried there; or

Page No. 10

(c)	the Civil Jurisdiction and Judgments Act 1982 (as amended) or the Civil Jurisdiction and Judgments Order 2001 does not allow it to accept jurisdiction.

21.	Where any obligations are to be performed or observed in a jurisdiction outside England and Wales, they may not be enforceable under English law if and to the extent that such performance or observance would be unlawful, unenforceable or contrary to public policy under the laws of such jurisdiction. Enforcement may also be limited by the principles of private international law.

22.	The EC Regulation on Insolvency Proceedings (the “EC Insolvency Regulation”) became law throughout the European Union (except Denmark) on 31 May 2002. The EC Insolvency Regulation provides that a court order commencing insolvency proceedings against a company in a member state where the company has its “centre of main interests” must be recognised in all other member states and the law of the member state in which the order was made will apply in the insolvency proceedings in all member states, subject to certain matters including security for loans, liens, retention of title, employee rights and set off, as to which the local law of the member state continues to apply.

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SCHEDULE 4

Subsidiaries

Company	Country of Incorporation
Oak Shipping Co. Ltd.	Liberia
Romeo Shipping Company Limited	Liberia
Figaro Shipping Company Limited	Liberia
Bayswater Trading Co. Ltd.	Liberia
Kerry Trading Company Limited	Liberia
Sayers Shipping Corporation	Liberia
Maynard Shipping Corporation	Liberia
Payton Shipping Corp.	Liberia
Dorsett Shipping Corp.	Liberia
Pearsall Shipping Corporation	Liberia
Angleton Shipping Corporation	Liberia
Freeport Dominion S.A. *	Panama
Freeport Faith S.A. *	Panama
Ergo Glory S.A.	Panama
World Excellence S.A.	Panama
Apollo Honour S.A.	Panama
Apollo Glory S.A.	Panama
Apollo Excellence S.A.	Panama
Activity Excellence S.A.	Panama
Worldwide Overseas S.A.	Panama
Sea Polar S.A.	Panama
Fortune Faith S.A.	Panama
Victory Faith S.A.	Panama
Victory Spirit S.A.	Panama
Victory Mare S.A.	Panama
Universal Reserve S.A.	Panama
Sea Countess S.A.	Panama
Global Triumph S.A.	Panama
Fairsea Enterprises S.A.	Panama
Freeport Champion S.A.	Panama
Prosperity Faith S.A.	Panama
Prosperity Success S.A.	Panama
Mercury Emerald S.A.	Panama
Powerful Shipping S.A.	Panama
Sea Optima S.A.	Panama
Shipping Celebrity S.A.	Panama
Southport Marine S.A.	Panama
Southport Maritime S.A.	Panama
Sea Pioneer S.A.	Panama

Page No. 12

Sea Celebrity S.A.	Panama
Gladiator Shipping Services S.A.	Panama
Southport Navigation S.A.	Panama
Triton Success S.A.	Panama
Triton Triumph S.A.	Panama
Optima Maritime S.A.	Panama
Optima United S.A.	Panama
Marine Velvet S.A.	Panama
Medway Sea S.A.	Panama
Mare Success S.A.**	Panama
Canyon Trading Corporation	Liberia
Brasil 2014 Special Maritime Enterprise	Greece
Rio 2016 Special Maritime Enterprise	Greece

*	Owned 100% by Mare Success S.A.
**	Owned 51% by the Company

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EXHIBIT A-5

Form of Opinion of Seward & Kissel LLP

May 10, 2013

Incapital LLC

1800 N. Military Trail Suite 400

Boca Raton, Florida 33431

DNB Markets, Inc.

200 Park Avenue, 31st Floor

New York, New York 10166

as Representatives for the several Underwriters

listed in Schedule A to the Underwriting Agreement

Re:	Tsakos Energy Navigation Limited,
8.00% Series B Cumulative Redeemable Perpetual Preferred Shares,
$1.00 Par Value Per Share (Liquidation Preference $25.00 Per Share)

Ladies and Gentlemen:

We have acted as special Liberian counsel to Tsakos Energy Navigation Limited, a Bermuda company (the “Company”), formerly known as MIF Limited (“MIF”), and to each of its wholly-owned Liberian shipholding subsidiaries listed on Schedule A under the sub-headings entitled “LIBERIAN SUBSIDIARY NAME” (collectively, the “Liberian Subsidiaries” and, collectively with the Company, the “Tsakos Parties”) and in connection with the Liberian-flagged vessels listed on Schedule A under the sub-headings entitled “LIBERIAN-FLAGGED VESSEL OWNED” (the “Liberian Vessels”), including vessels owned by the non-Liberian subsidiaries identified therein under the sub-heading entitled “NON-LIBERIAN SUBSIDIARY NAME” (the “Non-Liberian Subsidiaries” and, together with the Liberian Subsidiaries, the “Subsidiaries”) in connection with the transactions contemplated by the underwriting agreement dated May 2, 2013 (the “Underwriting Agreement”), by and between the Company and Incapital LLC and DNB Markets, Inc., as Representatives for the several other Underwriters listed in Schedule A thereto (the “Underwriters”), pursuant to which the Underwriters have agreed to purchase, and the Company has agreed to sell, up to 2,000,000 of its 8.00% Series B Cumulative Redeemable Perpetual Preferred Shares, $1.00 par value, with a liquidation preference of $25.00 per share (the “Series B Preferred Shares”) (or up to 2,300,000 of its Series B Preferred Shares if the Underwriters exercise their option to purchase additional shares in full). For the avoidance of doubt, we are not opining on the subsidiaries listed on Schedule A under the shaded sub-heading entitled “NON-LIBERIAN SUBSIDIARY NAME” nor the vessels listed under the shaded sub-heading entitled “NON-LIBERIAN-FLAGGED VESSEL OWNED.” We are delivering this

Incapital LLC

DNB Markets, Inc.

May 10, 2013

opinion pursuant to Section 7(e)(v) of the Underwriting Agreement. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Underwriting Agreement.

In rendering this opinion, we have examined and relied on originals or copies of the following:

(i) the Underwriting Agreement;

(ii) the Company’s Registration Statement, the General Disclosure Package and the Final Prospectus (which includes both the base prospectus and prospectus supplement), as defined in the Underwriting Agreement;

(iii) a secretary’s certificate of each Liberian Subsidiary certifying that all of the issued and outstanding shares of that Liberian Subsidiary are held of record by the Company and have been duly authorized and validly issued and are fully paid and non-assessable;

(iv) a secretary’s certificate of the Company acknowledging that it owns all of the issued and outstanding shares of the Liberian Subsidiaries;

(v) the Articles of Incorporation and By-Laws of each of the Liberian Subsidiaries as certified by a secretary’s certificate of each Liberian Subsidiary;

(vi) Certificates of Goodstanding of each of the Liberian Subsidiaries, dated May 10, 2013, issued by order of the Ministry of Foreign Affairs of the Republic of Liberia;

(vii) Certificates of Ownership and Encumbrance with respect to each Liberian Vessel dated May 10, 2013; and

(viii) all such other agreements, instruments, documents and certificates of public officials and of officers of the Tsakos Parties as we have deemed necessary or advisable as a basis for the opinion herein rendered.

The above documents (i) through (viii) are hereinafter referred to as the “Opinion Documents.”

We have also examined and relied, as to factual matters, upon originals, or copies certified to our satisfaction, of such records, documents, certificates of officers and/or directors of the Tsakos Parties and of public officials and other instruments, and made such other inquiries, as, in our judgment, are necessary or appropriate to enable us to render the opinions expressed below. As to questions of fact material to this opinion, we have, with your approval, where relevant facts were not independently established, relied upon, among other things, the

Incapital LLC

DNB Markets, Inc.

May 10, 2013

representations made in the above documents and the aforementioned certificates of public officials, of officers of the Company and of officers of the Liberian Subsidiaries. In this regard and in accordance with our understanding with you, we have not examined the minute books of any of the Liberian Subsidiaries or the proceedings resulting in the incorporation of any of the Liberian Subsidiaries. Accordingly, our opinion as to the due incorporation, valid existence and good standing of each of the Liberian Subsidiaries is based upon the aforementioned certificates of the Ministry of Foreign Affairs of the Republic of Liberia and upon the Articles of Incorporation of each of the Liberian Subsidiaries, as certified, in each instance, by the Secretary thereof.

For the purpose of this opinion, we have further assumed:

(a)	the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies submitted to us; and

(b)	that any required consents, licenses, permits, approvals, exemptions or authorizations of or by, and any required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the Republic of Liberia in connection with the transactions contemplated by the Opinion Documents have been duly obtained or made.

We have also assumed that the Company was formerly named MIF, and that there has been no transfer or attempted transfer by the Company of the shares of the Liberian Subsidiaries since its name was changed from MIF to “Tsakos Energy Navigation Limited”.

We are members of the bar of the State of New York. In rendering the opinions set forth below we make it known that we are not admitted to practice before the courts of the Republic of Liberia and we have relied upon opinions and advice of Liberian counsel rendered in transactions which we consider to be sufficiently similar to those contemplated by the Underwriting Agreement as to afford a satisfactory basis for such opinions, upon our independent examination of Section 40 of the Liberian General Construction Law (Title 15 of the Liberian Code of Laws Revised), the Liberian Corporation Law of 1948 (Chapter 1 of Title 4 of the Liberian Code of Laws Revised), including amendments thereto through July, 1973, the Liberian Business Corporation Act of 1976 (Title 5 of the Liberian Code of Laws Revised), including amendments thereto through June 19, 2002, the Liberian Maritime Law (Title 21 of the Liberian Code of Laws Revised), including amendments thereto through May 22, 2009, the Liberian Maritime Regulations, as amended, and the Liberian Revenue Code of 2000, as amended through November 1, 2011, each as made available to us by The Liberian International Ship & Corporate Registry, LLC or, prior to December 31, 1999, by Liberian Corporation Services, Inc. and Liberian Services Inc. and upon our knowledge of the interpretation of analogous laws in the United States of America. In rendering the opinions set forth below, we have assumed that the Liberian laws and regulations examined by us have not been the subject of any further amendments and that the persons who executed the aforementioned certificates of public officials are duly authorized to act in such capacity on behalf of the Ministry of Foreign Affairs and the Bureau of Maritime Affairs of the Republic of Liberia, as the case may be.

Incapital LLC

DNB Markets, Inc.

May 10, 2013

Based upon and subject to the foregoing and to the qualifications and limitations hereafter expressed, we are of the opinion that:

1. Each of the Liberian Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the Republic of Liberia, and each has the corporate power and authority to own its properties and conduct its business in each case as described in the Registration Statement and Prospectus.

2. All of the issued and outstanding shares of each of the Liberian Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable.

3. Based solely upon the representations made in the Opinion Documents, certificates of officers and/or directors of each of the Liberian Subsidiaries and copies of the relevant share certificates, all of the shares of the Liberian Subsidiaries are held of record by the Company.

4. Based solely upon the Liberian Certificates of Ownership and Encumbrance dated May 10, 2013, and attached hereto as Schedule B, each of the Liberian Vessels has been duly and validly registered with the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia under the Liberian registry and in the ownership of the respective Subsidiary listed on the attached Schedule A, free from any registered encumbrances except those identified in Schedule B on the date therein. For the avoidance of doubt, “registered encumbrances” refers only to encumbrances recorded with the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia.

5. No consents, licenses, permits, approvals, notarizations, exemptions of or authorizations by any governmental authority or regulatory or public body of the Republic of Liberia, including exchange control approvals, are necessary to enable each Liberian Subsidiary to execute, deliver and perform its respective obligations, if any, under the Underwriting Agreement to which the Company is a party or to ensure the legality, validity, performance, enforceability or admissibility into evidence of the Underwriting Agreement.

6. The execution and delivery of, the performance of obligations under, and compliance by each Liberian Subsidiary, with any provisions applicable to such Liberian Subsidiary, if any, of the Underwriting Agreement to which the Company is a party, will not (a) contravene any existing Liberian law, statute, rule or regulation of general application to which such Liberian Subsidiary is subject, or (b) contravene or conflict with any provision of such Liberian Subsidiary’s Articles of Incorporation or By-laws.

7. Assuming none of the Liberian Subsidiaries nor any of their respective parents, subsidiaries or affiliates is a division, bureau, office, agency, department, committee or political subdivision of the Government of the Republic of Liberia or another sovereign jurisdiction, and assuming none of the Liberian Subsidiaries are regularly engaged in the conduct of activities pursuant to contractual arrangements with the Republic of Liberia or another sovereign jurisdiction or any division, bureau, office, agency, department, committee or political

Incapital LLC

DNB Markets, Inc.

May 10, 2013

subdivision thereof, none of the Liberian Subsidiaries nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement).

This opinion is limited to matters of law of the Republic of Liberia. We express no opinion with respect to the law of any other jurisdiction.

This opinion is issued solely for the benefit of the Underwriters and its counsel, and may be relied upon solely by the Underwriters and its counsel in connection with the transaction described herein and is not to be made available to, or relied upon by, any other person, firm or entity, without the permission of Seward & Kissel LLP.

Very truly yours,

Seward & Kissel LLP

SCHEDULE A

Shipholding Subsidiaries

LIBERIAN SUBSIDIARY NAME	LIBERIAN-FLAGGED VESSEL OWNED
Payton Shipping Corporation	Selini
Dorsett Shipping Corporation	Salamina
Sayers Shipping Corporation	World Harmony
Maynard Shipping Corporation	Chantal
Kerry Trading Company Limited	Socrates
Bayswater Trading Co. Ltd.	Selecao
Romeo Shipping Company Limited	Silia T

LIBERIAN SUBSIDIARY NAME	NON-LIBERIAN FLAGGED VESSEL OWNED
Oak Shipping Company Ltd.	Millennium
Figaro Shipping Company Limited	Triathlon
Angleton Shipping Corporation	H/N S7002
Canyon Trading Corporation	H/N 2612

LIBERIAN SUBSIDIARY NAME	NO VESSELS OWNED
Pearsall Shipping Corporation

NON-LIBERIAN SUBSIDIARY NAME	LIBERIAN-FLAGGED VESSEL OWNED
Fairsea Enterprises S.A.	Ise Princess
Fortune Faith S.A.	Arion
Universal Reserve S.A.	Sakura Princess
Sea Countess S.A.	Maria Princess
Sea Optima S.A.	Neo Energy
Sea Polar S.A.	Delphi
World Excellence S.A.	Didimon
Apollo Honour S.A.	Amphitrite (ex-Antares)
Apollo Glory S.A.	Eurochampion 2004
Mercury Emerald S.A.	Arctic
Powerful Shipping S.A.	Antarctic
Marine Velvet S.A.	Spyros K.
Medway Sea S.A.	Dimitris P.
Victory Spirit S.A.	Aegeas

SCHEDULE B

Certificates of Ownership & Encumbrance for Liberian-Flagged Vessels

(identified in right-hand column of SCHEDULE A above under sub-sections entitled

“LIBERIAN-FLAGGED VESSEL OWNED”)

EXHIBIT A-6

Form of Opinion of Morgan and Morgan

4th draft – M&M

[10] May, 2013.

Incapital LLC

1800 N. Military Trail Suite 400

Boca Raton, FL, 33431

USA

DNB Markets, Inc.

200 Park Avenue

31st floor

New York, NY, 10166

USA

As Representatives of the several Underwriters listed in Schedule A of the Underwriting Agreement

RE: Offer to sell 2,000,000 shares (or 2,300,000 shares if the Underwriters exercise their option to purchase additional shares in full) of Series B Cumulative Redeemable Perpetual Preferred Shares, par value US$1 per share (liquidation preference $25 per share)

Dear Sirs:

We have acted as special Panamanian counsel to Tsakos Energy Navigation Limited (the “Company”), a Bermuda Company, in connection with the Company’s offer to sell 2,000,000 shares (or 2,300,000 shares if the Underwriters exercise their option to purchase additional shares in full) of 8 % Series B Cumulative Redeemable Perpetual Preferred Shares, par value US$1per share, with a liquidation preference of US$25.00 per share (the “Series B Preferred Shares”), pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated 2 May, 2013, between the Company and Incapital LLC and DNB Markets, Inc., as Representatives for the several other Underwriters listed in Schedule A thereto (the “Underwriters”).

For the purposes of this opinion we have examined the Underwriting Agreement, the Registration Statement, including the Base Prospectus, dated October 30, 2012 (the “Registration Statement”), the Prospectus Supplement, dated 2 May, 2013, and other documents, forms or exhibits attached or annexed thereto; the relevant documents (including the organizational documents) of Ergo Glory S.A., World Excellence S.A., Apollo Glory S.A., Apollo Excellence S.A., Apollo Honour S.A., Fortune Faith S.A., Victory Faith S.A., Victory Spirit S.A., Victory Mare S.A., Universal Reserve S.A., Sea Countess S.A., Global Triumph S.A., Mercury Emerald S.A., Powerful Shipping S.A.,

Sea Optima S.A., Shipping Celebrity S.A., Southport Marine S.A., Southport Maritime S.A., Sea Pioneer S.A., Sea Celebrity S.A., Gladiator Shipping Services S.A., Sea Polar S.A., Activity Excellence S.A., Worldwide Overseas S.A., Freeport Dominion S.A., Freeport Faith, S.A., Fairsea Enterprises S.A., Freeport Champion S.A., Prosperity Faith S.A., Prosperity Success S.A., Southport Navigation S.A., Triton Success S.A., Triton Triumph S.A., Optima Maritime S.A., Optima United S.A., Mare Success S.A., Medway Sea S.A. and Marine Velvet S.A. (the “Panamanian Subsidiaries”), their corporate authority relevant to the above transaction and other such documents and certificates that we have deemed necessary for the purposes of the opinions expressed below; we have also searched the records of the Panamanian flag vessel “MILLENNIUM” (the “Vessel”) as it appeared at the relevant entries in the Public Registry Office in Panama and in the Panama Maritime Authority files. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents including photocopies and facsimile copies of documents submitted to us as drafts or originals and the conformity with the original of all documents submitted to us as copies. Terms and expressions in this opinion not otherwise defined herein shall have the same meaning as in the Underwriting Agreement.

We express no opinion as to the laws of any jurisdiction other than Panama.

Based on the foregoing and subject to the qualifications and assumptions expressed herein we are of the opinion that:

1.	The Panamanian Subsidiaries have been duly incorporated and are existing and in good standing under the laws of the Republic of Panama with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each Panamanian Subsidiary is qualified (according to its organizational documents) to do business outside of Panama in good standing in all other jurisdictions which its ownership of property and conduct of business takes place; all of the issued and outstanding capital stock of the Panamanian Subsidiaries has been duly authorized and validly issued and is fully paid and non assessable; and the capital stock of the Panamanian Subsidiaries other than Freeport Dominion S.A. and Freeport Faith S.A., which are owned by Mare Success S.A., and Mare Success S.A. itself, of which 51% is owned by the Company, directly or through subsidiaries, is, to the best of our knowledge, owned free from liens, encumbrances and defects.

2.	The Vessel is duly and validly registered as a vessel in the sole ownership of OAK SHIPPING COMPANY LTD., under the laws of Panama, have good and marketable title thereto, and other than a First Mortgage for US$355,000,000 in favour of Deutsche Schiffsbank Aktienwesellshaft, the Vessel is free and clear of any other recorded liens, claims, charges, debts, and encumbrances and defects of title of record, and, except for those liens that arise from the rendering of services or the provision of goods to the Vessel that have not yet been paid for, but that, to the best of our knowledge, are not yet past due, such Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the Republic of Panama as would affect its registry with the Panama Maritime Authority.

3.	To our knowledge, there are no legal or governmental actions, suits, proceedings or investigations in Panama pending or threatened against the Panamanian Subsidiaries or as to which the business, assets, or property of the Panamanian Subsidiaries would be subject or bound.

4.	No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court of Panama is required for the consummation of the Underwriting Agreement and the transaction contemplated therein.

5.	The issuance and sale of the Series B Preferred Shares by the Company pursuant to the Underwriting Agreement and the consummation of the transactions contemplated therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of a lien, charge or encumbrance upon any property or assets of the Panamanian Subsidiaries by, its articles of incorporation or any Panamanian statute, rule or regulation of any court or administrative or governmental agency (in Panama) or body known to us to be applicable to any of the Panamanian Subsidiaries; or, to the best of our knowledge, any of their properties or any agreement or instrument to which the Panamanian Subsidiaries are a party or bound to or to which any of the property of the Panamanian Subsidiaries are subject.

6.	Neither the Company nor any of its properties or assets has immunity from suit, execution, attachment or legal process in any proceedings taken in the Republic of Panama in relation to the Underwriting Agreement.

7.	No documentary stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes, are payable by or on behalf of the Underwriters to Panama or to any political subdivision or taxing authority thereof or therein in connection with the sale and deliver by the Company of the Series B Preferred Shares to the Underwriters thereof or the initial resale thereof by the Underwriters in the manner contemplated by the Underwriting Agreement.

8.	The Panamanian Subsidiaries are not in violation of its articles of incorporation and, to the best of our knowledge, no default has occurred in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the General Disclosure Package affecting the Panamanian Subsidiaries.

In rendering such opinion we may rely as to matters of fact, to the extent we deem proper, on certificates of responsible officers of the Company, the Panamanian Subsidiaries and public officials.

The opinion described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Yours faithfully,

MORGAN & MORGAN

EXHIBIT A-7

Form of Opinion of McKinney Maritime Limited

Our ref: 060/2013

10 May 2013

Incapital LLC

1800 N. Military Trail, Suite 400

Boca Raton, FL 33431

United States of America

AND

DNB Markets, Inc.

200 Park Avenue, 31st Floor

New York, NY 10166

United States of America

(as Representatives of the several Underwriters listed in Schedule A to the Underwriting Agreement)

Dear Sirs,

Re: Bahamas Vessels “Afrodite”, “Ajax”, “Apollon”, “Ariadne”, “Aris” and “Artemis”.

1.	INTRODUCTION

We act as special Bahamas counsel to Tsakos Energy Navigation Limited, a Bermuda company (the “Company”), in relation to issuing a legal opinion based on the laws of the Commonwealth of The Bahamas in connection with the offer of up to 2,000,000 shares or 2,300,000 shares if the Underwriters exercise their option to purchase additional shares in full with a liquidation preference of $25.00 per share of 8% Series B Cumulative Redeemable Perpetual Preferred Shares, $1.00 par value, pursuant to an Underwriting Agreement (the “Underwriting Agreement”) dated 2 May 2013 between the Company and Incapital LLC and DNB Markets, Inc., as Representatives for the several Underwriters listed in Schedule A thereto (the “Underwriters”), and in relation to the Ownership, Registration and Encumbrances over the vessels “Afrodite”, “Ajax”, “Apollon”, “Ariadne”, “Aris” and “Artemis” (the “Vessels”), collectively registered under the Bahamas Merchant Shipping Act 1976 in the Register of Ships of the Commonwealth of The Bahamas.

2.	DEFINITIONS

In this opinion the following words and expressions shall bear the following meanings:

2.1	“Act” means the Merchant Shipping Act 1976, Chapter 268 of the Statute Laws of the Bahamas;

2.2	“Afrodite” means the M/V Afrodite, registered at the Port of Nassau, Bahamas with Official No. 8000969 and I.M.O. No. 9292629;

2.3	“Ajax” means the M/V Ajax, registered at the Port of Nassau, Bahamas with Official No. 8000901 and I.M.O. No. 9289518;

2.4	“Apollon” means the M/V Apollon, registered at the Port of Nassau, Bahamas with Official No. 8000963 and I.M.O. 9289532;

2.5	“Ariadne” means the M/V Ariadne, registered at the Port of Nassau, Bahamas with Official No. 8000967 and I.M.O. 9292967;

2.6	“Aris” means the M/V Aris, registered at the Port of Nassau, Bahamas with Official No. 8000968 and I.M.O. No. 9289520;

2.7	“Artemis” means the M/V Artemis, registered at the Port of Nassau, Bahamas with Official No. 8000971 and I.M.O. No. 9291640;

2.8	“governmental authorities” means and includes any Bahamian national or local government authority, department, board, commission, council, committee, or other agency, entity or instrumentality;

2.9	“law” means any law, statute, regulation, rule, instrument or other subordinate or secondary legislation or other legislative or quasi-legislative rule or measure or any order or decree of any governmental, judicial or public body or authority;

2.10	“Register” means the records kept the Registrar under the Act wherein are recorded all entries as are required to be made by the Act;

2.11	“Registrar” means the Registrar of Bahamian Ships at the Bahamas Maritime Authority in London, United Kingdom;

2.12	“Transcripts of Register” means the extracts of the Register issued by the Registrar showing the descriptive particulars, present registered ownership and interest of the Vessels; and

2.13	“Vessels” means, collectively, the “Afrodite”, “Ajax”, “Apollon”, “Ariadne”, “Aris”, and “Artemis”, and, for each vessel, includes any share or interest therein and her engines, machinery, boats, tackle, outfit, equipment, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired.

3.	DOCUMENTS

For the purposes of this opinion, we have examined the following documents referred to in Paragraphs 3.1 to 3.6, and have also made such other enquiries and examined such other documents as we have considered appropriate for the purpose of giving this opinion set out below:

3.1	a copy of the General Disclosure Package, as defined in the Underwriting Agreement;

3.2	a copy of the Underwriting Agreement;

3.3	a copy of Amendment No. 1 of the Registration Statement, as defined in the Underwriting Agreement;

3.4	a copy of the Prospectus Supplement dated 2 May 2013 of the Prospectus Statement of 30 October 2012;

3.5	the Letter of Good Standing with respect to the Vessels issued by the Registrar; and

3.6	the Transcripts of Register.

4.	ASSUMPTIONS

In rendering this opinion, we have assumed without further enquiry:

4.1	the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

4.2	the due execution, completeness and conformity to the authentic original documents of all documents submitted to us in electronic form or as photocopies, and that where a documents has been examined by us in draft form, it will be or has been duly executed in the form of that draft;

4.3	that the parties thereto are duly incorporated, validly existing and in good standing under the laws of their respective jurisdiction of incorporation or formation;

4.4	that all parties thereto have the requisite capacity, power and authority and have taken all necessary corporate or other action to enter into the transactions to which they are a party to and to effect the transactions contemplated therein; and

4.5	the validity and enforceability of all documents regulated by any law other than the law of the Commonwealth of The Bahamas.

5.	OPINION

Based on, subject to and in reliance upon the assumptions set forth above and subject to the qualification in this opinion set forth and contained, and subject to any factual matters not disclosed to us in the course of our examination, and following such investigation as we have deemed necessary, and having after examined such documents and records as we have considered relevant or appropriate for the purpose of giving the opinions set out below, and having regard to the applicable law in force in the Commonwealth of The Bahamas, it is our opinion that:

5.1

the Afrodite is duly and validly registered as a vessel on the Register in the sole ownership of Southport Marine S.A. of 53rd E Street, Urbanizacion Marbella, MMG Tower, 16th Floor, Panama, Republic of Panama;

5.2

the Ajax is duly and validly registered as a vessel on the Register in the sole ownership of Gladiator Shipping Services S.A. of 53rd E Street, Urbanizacion Marbella, MMG Tower, 16th Floor, Panama, Republic of Panama;

5.3

the Apollon is duly and validly registered as a vessel on the Register in the sole ownership of Sea Pioneer S.A. of 53rd E Street, Urbanizacion Marbella, MMG Tower, 16th Floor, Panama, Republic of Panama;

5.4

the Ariadne is duly and validly registered as a vessel on the Register in the sole ownership of Southport Maritime S.A. of 53rd E Street, Urbanizacion Marbella, MMG Tower, 16th Floor, Panama, Republic of Panama;

5.5

the Aris is duly and validly registered as a vessel on the Register in the sole ownership of Sea Celebrity S.A. of 53rd E Street, Urbanizacion Marbella, MMG Tower, 16th Floor, Panama, Republic of Panama;

5.6

the Artemis is duly and validly registered as a vessel on the Register in the sole ownership of Shipping Celebrity S.A. of 53rd E Street, Urbanizacion Marbella, MMG Tower, 16th Floor, Panama, Republic of Panama;

5.7	under the laws of the Commonwealth of The Bahamas, the owners of the Vessels have good and marketable title thereto, free and clear of all recorded liens, claims, charges, debts, or encumbrances and defects of title of record, except as described in the Disclosure Package, Final Prospectus, and the mortgage obligations arising from the Credit Facility Agreement as indicated in the Registration Statement; and,

5.8	except for those liens that arise from the rendering of services or the provision of goods to the Vessels that have not yet been paid for, but that, to our knowledge, are not yet due, the Vessels are in good standing with the Registrar of Ships of the Commonwealth of the Bahamas and all relevant Bahamas governmental authorities with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the Bahamas as would affect its registry with the Commonwealth of The Bahamas.

6.	RELIANCE

6.1	This opinion is limited to the law of the Commonwealth of The Bahamas as of 10 May 2013 and is given on the basis of our knowledge of that law as of that date. We express no opinion on the law of any jurisdiction other than the Commonwealth of The Bahamas; and

6.2	In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act 1933 of the United States of America.

Yours faithfully,

MCKINNEY MARITIME LIMITED

Benjamin D. McKinney LLB (Hons)

Counsel & Attorney at Law

Commonwealth of The Bahamas